As filed with the Securities and Exchange Commission on February 24, 1999
                                                  Registration No. ________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                       FORM S-8 REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                     Gemstar International Group Limited
           (Exact name of registrant as specified in its charter)
                             ___________________

              Delaware                              95-4782077
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

                   135 North Los Robles Avenue, Suite 800
                         Pasadena, California 91101
                               (626) 792-5700
        (Address and telephone number of principal executive offices)
                             ___________________

                 NuvoMedia, Inc. 1997 Stock Plan, as Amended
                          (Full title of the plan)
                             ___________________

                         Stephen A. Weiswasser, Esq.
                Executive Vice President and General Counsel
                     Gemstar International Group Limited
                   135 North Los Robles Avenue, Suite 800
                         Pasadena, California 91101
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for service: (626) 792-5700
                             ___________________

                                  Copy to:
                           David A. Krinsky, Esq.
                            O'Melveny & Myers LLP
                    610 Newport Center Drive, Suite 1700
                       Newport Beach, California 92660

                      CALCULATION  OF REGISTRATION  FEE

                                  Proposed    Proposed
                                  maximum     maximum
Title of          Amount          offering    aggregate          Amount of
securities        to be           price       offering           registration
to be             registered      per unit    price              fee
registered

Common Stock,     193,124(1),(2)   $8.14(3)   $1,572,029(3)       $415(3)
$0.01 par         shares
value per
share


(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options to purchase the shares of Common Stock covered by the Prospectus and, pursuant to Rule
      416 under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Each share registered is accompanied by a preferred stock purchase right pursuant to the Registrant's Amended and Restated Rights Agreement, by and between Gemstar International Group Limited, a Delaware corporation which is a continuation of Gemstar International Group Limited, a British Virgin Islands corporation, and American Stock Transfer & Trust Company, a New York company.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the price at which the options under the Plan may be exercised.


      The Exhibit Index for this Registration Statement follows the signature page.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of Gemstar International Group
Limited (the "Company") filed with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Company's fiscal year ended March 31, 1999;

     (b) Quarterly Reports on Form 10-Q for the Company's fiscal quarters ended June 30, 1999, September 30,
          1999 and December 31, 1999; and

     (c)  Current Reports on Forms 8-K for event dates October
          4, 1999, January 10, 2000 and February 9, 2000.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     The Company's Common Stock, par value $0.01 per share (the
"Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Stephen A. Weiswasser, the Executive Vice President and General Counsel of the Company. Mr. Weiswasser is compensated by the Company as an employee and is the holder of options to acquire shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

     Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     See the attached Exhibit Index following the signature page.

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i)  To include any prospectus required
              by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any
              facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                       (iii)    To include any material
              information with respect to the plan of
              distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 24th day of February, 2000.



                              By: /s/ Henry C. Yuen
                                 ---------------------------
                                 Henry C. Yuen
                                 Chief Executive Officer and
                                 President

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Henry C. Yuen, Elsie Ma Leung and Stephen A. Weiswasser, or any of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



     Signature                  Title                   Date
--------------------------------------------------------------------

/s/ Henry C. Yuen           Chief Executive        February 24, 2000
------------------------    Officer, President
Henry C. Yuen               and Director
                            (Principal Executive
                            Officer)

/s/ Elsie Ma Leung          Chief Financial        February 24, 2000
------------------------    Officer and Director
Elsie Ma Leung              (Principal Financial
                            and Accounting
                            Officer)


------------------------
Thomas L.H. Lau             Director


/s/ George Carrier
------------------------
George Carrier              Director               February 23, 2000


/s/ Teruyuki Toyama
------------------------
Teruyuki Toyama             Director               February 24, 2000


/s/ Perry A. Lerner
------------------------
Perry A. Lerner             Director               February 24, 2000


/s/ Douglas B. Macrae
------------------------
Douglas B. Macrae           Director               February 24, 2000


------------------------
James E. Meyer              Director


/s/ Stephen A. Weiswasser   Director               February 23, 2000
------------------------
Stephen A. Weiswasser


                          EXHIBIT INDEX


Exhibit
Number               Description of Exhibit
-------   ---------------------------------------------------

4.1       NuvoMedia, Inc. 1997 Stock Plan.

4.2       Amendment to the NuvoMedia, Inc. 1997 Stock Plan.

5         Opinion of Counsel (opinion re legality).

23.1      Consent of KPMG LLP (Consent of Independent
          Accountants).

23.2      Consent of Deloitte & Touche LLP (Consent of
          Independent Auditor).

23.3      Consent of Counsel (included in Exhibit 5).

24        Power of Attorney (included in this Registration
          Statement under "Signatures").